UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011, W. Mitt Romney resigned from the Board of Directors of Marriott International, Inc. (“Marriott”), effective January 12, 2011. Mr. Romney did not resign on account of any disagreement with Marriott’s operations, policies or procedures. On January 11, 2011, the Board of Directors of Marriott reduced the size of the Board from eleven (11) directors to ten (10), effective concurrently with Mr. Romney’s resignation from the Board.

On January 7, 2011, William J. Shaw also resigned from the Board of Directors of Marriott, effective on the adjournment of the meeting of the Board scheduled for February 11, 2011. Mr. Shaw’s resignation occurs in conjunction with his pending retirement from his position of Vice Chairman of the Company, which he announced on January 11, 2011 with an effective date of March 31, 2011. Mr. Shaw did not resign from the Board on account of any disagreement with Marriott’s operations, policies or procedures.

On January 11, 2011, the Board of Directors of Marriott, elected Arne M. Sorenson to replace Mr. Shaw on the Board, effective following the February 11, 2011 meeting of the Board. Mr. Sorenson is and will remain the President and Chief Operating Officer of Marriott. There have been no transactions between Marriott and Mr. Sorenson that would be reportable under Item 404 of SEC Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: January 12, 2011	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President and Chief Financial Officer

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